EXHIBIT 10.7

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (“Agreement”) is made and entered into as of the 25th day of July, 2013 (“Effective Date”), by and between CANTERBURY LABORATORIES, LLC, a Delaware limited liability company duly organized under law and having an usual place of business at 8 Canterbury Lane, Holden, MA 01520 (“Canterbury”) and FERNDALE PHARMA GROUP, INC., a Michigan corporation duly organized and having an usual place of business at 780 West Eight Mile Road, Ferndale, Michigan 48220 (“Ferndale”). Canterbury and Ferndale are hereinafter sometimes referred to as a “Party” and collectively, as the “Parties”.

RECITALS

On March 22, 2012, the Parties entered in a Sub-License Agreement (the “Sublicense Agreement”), pursuant to which Canterbury, as the Sub-Licensor, granted an exclusive Sub-License to Ferndale, as the Sub-Licensee, to develop formulations and to manufacture, market and sell Canterbury’s compound, Methyl 3-(3,17b-dihydroxyestra-1,3,5(10)-trien-16a-yl) propanoate, hereafter identified as CL-214, for topical administration (the “Licensed Products’) through and within the Distribution Channel, as defined below, throughout the Territory, as defined below.

By agreement, the Parties limited the Sublicense Agreement to the sale of the Licensed Products by Ferndale by direct sale through the office of surgeons, physicians and other healthcare providers (collectively the “Distribution Channel”) anywhere in the world (the “Territory”). Capitalized terms not defined herein shall have the same meaning as in the Sublicense Agreement.

The research and development of the Licensed Products is ongoing and commercialization of the Licensed Products has not yet commenced; however, Ferndale has indicated its interest in being able to sell the Licensed Products outside of the Distribution Channel; and Canterbury is willing to consider expanding the Distribution Channel in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, including the representations, provisions, warranties, promises, covenants and agreements contained herein, the receipt and legal sufficiency of which is hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, hereby agree as follows:

1.                  At any time during the Term of this Agreement, as hereinafter defined, Ferndale shall have the option to request that the Parties commence negotiations to allow Ferndale to sell the Licensed Products outside of the Distribution Channel by giving Canterbury written notice of such interest (the “Expansion Notice”) and including in the Expansion Notice the proposed consideration and other terms and conditions being suggested to expand the Distribution Channel. Within fifteen (15) days of receiving the Expansion Notice, the Parties shall do the following: (i) enter into a mutual non-disclosure agreement consistent with Canterbury’s customary form and (ii) either meet in person at Canterbury’s offices or by conference call to discuss the terms and conditions proposed in the Expansion Notice. Thereafter, the Parties shall confer for a period of up to thirty (30) days from the date of the meeting or conference call referred to in subsection (ii) above to negotiate the terms and conditions upon which the Distribution Channel could be expanded under the Sublicense Agreement, which period may be extended for an additional period of thirty (30) days by mutual agreement (the “Negotiation Period”). If the Parties reach an agreement during the Negotiation Period on all of the terms and conditions on which the Distribution Channel is to be expanded, then Canterbury will provide a draft amendment within ten (10) business days following the date that agreement is reached and the Parties will then negotiate and finalize the amendment with fifteen (15) business days thereafter. The amendment shall be effective when it is fully executed and delivered by the Parties.

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2.                  With respect to each and every obligation of the Parties set forth in Article 1 above, it is understood and agreed that the Parties agree to use their commercial efforts, in good faith, to reach agreement on the terms and conditions of, and finalize, an amendment to the Sublicense Agreement as described in Article 1 above, but there is no contractual obligation on either Party to reach an agreement on the terms and conditions of such amendment or the final form thereof and failing to reach such an agreement in a form acceptable to each Party within the time frames set forth in Article 1 above shall not constitute a violation of or default under this Agreement.

It is further understood and agreed that the process and procedures set forth in Article 1 shall apply each and every time that Ferndale wishes to expand the Distribution Channel. If an amendment(s) is fully executed and delivered, then the amendment(s) shall be annexed to the Sublicense and made a part therefor as if set forth verbatim.

3.                  The term of this Agreement shall be five (5) years commencing on the Effective Date and terminating on July 24, 2018 (the “Termination Date”) unless extended, in writing, by mutual agreement of the Parties (the “Term”). Notwithstanding the foregoing, either Party may immediately terminate this Agreement if the other Party is adjudicated a bankrupt or becomes insolvent, or enters into a composition with its creditors or if a receiver is appointed for it.

4.                  Any notice required under this Agreement shall be in writing and addressed to the parties at their addresses first above written. Any party may change the address to which notices shall be given by notice in writing. Any notice to Canterbury shall require a copy, which shall not constitute notice, to Rubin and Rudman LLP, 50 Rowes Wharf, 3rd Floor Boston, MA 02110, attention: Peter B. Finn, Esquire. All notices may be delivered personally in part by reputable overnight courier with written verification of receipt or by registered or certified mail first class United States Mail, postage prepaid, return receipt requested and shall be effective upon receipt.

5.                  The Parties shall not have the right to assign this Agreement, or any rights granted hereunder, without the prior written consent of the other Party (which may be withheld in its sole and absolute discretion); provided that, Ferndale may assign this Agreement or any rights granted hereunder, to any of its Affiliates to which Ferndale has assigned the Sublicense Agreement in accordance with its terms without the consent of Canterbury, provided such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, either Party may transfer its rights, duties and privileges under this Agreement and assign this Agreement in connection with a merger or consolidation with another person or firm in which it is not the surviving entity or in connection with the sale of all or substantially all of its assets or securities or in connection with any business combination in which the Party is not the surviving entity, provided that such person or firm shall first have agreed with Canterbury or Ferndale, as the case may be, in writing to perform the transferring Party’s obligations and duties hereunder and provided, further that the Sublicense Agreement has also been assigned to such transferee in accordance with its terms. For purposes of this Article 5 and this Agreement, an Affiliate of Ferndale is defined to mean one (1) of Ferndale’s subsidiary companies, which is One Hundred (100%) percent owned by Ferndale.

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6.                  Any matters arising out of or related to this Agreement, and any other dispute shall be governed by the substantive laws of the State of New York, without regard to its conflicts of law principles. Any dispute shall be brought in the appropriate courts of competent jurisdiction in New York City, New York.

7.                  This Agreement contains the entire agreement between the Parties regarding its subject matter and supersedes all previous agreements and negotiations. None of the terms of this Agreement shall be amended or modified except in a writing signed and delivered by the Parties.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the Effective Date.

CANTERBURY LABORATORIES, LLC

By:

Yael Schwartz, Ph.D.

President and CEO

Hereunto Duly Authorized

FERNDALE PHARMA GROUP, INC.

By:

Michael J. Burns, Ph.D.

President and COO

Hereunto Duly Authorized

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